March 27, 2001

CONTACT: Stan Puckett, President                        FOR IMMEDIATE RELEASE
(423) 787-1227


                  GREENE COUNTY BANCSHARES HIRES MORGAN KEEGAN
                 TO COORDINATE STOCKHOLDER SALES AND PURCHASES

         (Greeneville, Tennessee) Greene County Bancshares, Inc. (the "Company"), the holding company of Greene County Bank, announced today that it has engaged the firm of Morgan Keegan and Company, Inc., Memphis, Tennessee, to enhance the ability of the Company's stockholders to identify potential purchasers or sellers of the Company's common stock.

         Under the arrangement with Morgan Keegan, which commences later this month, Morgan Keegan will maintain and update an order book of potential buyers and sellers and the prices at which they are willing to transact. Potential purchasers and potential sellers who contact Morgan Keegan will have their orders included in the order book, be furnished with the recent trade history, and will have their orders represented in the marketplace, affording shareholders a more efficient market in which to trade Greene County Bancshares. Morgan Keegan will limit itself to an agency role when facilitating transactions and will not risk capital or serve as a market maker in the Company's stock.

         According to R. Stan Puckett, president of Greene County Bank, "We believe that this arrangement with Morgan Keegan is an important one because it provides immediate value to our stockholders by providing them with the opportunity to more readily purchase or sell their stock in the Company. I personally encourage all our stockholders to take advantage of this service by contacting Morgan Keegan as their needs arise."

         This news release contains forward-looking statements regarding Greene County Bancshares, Inc. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. A discussion of factors that could cause actual results to differ materially from those expressed in the forward-looking statements is included in Greene County Bancshares' filings with the Securities and Exchange Commission.